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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)  JULY 23, 2001
                                                         ------------------


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


                 1-6862                                13-1898818
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        (Commission File Number)                    (I.R.S. Employer
                                                  (Identification No.)


Eleven Madison Avenue, New York, New York                  10010
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               (Address of principal executive office) (Zip Code)


                                 (212) 325-2000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS
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         JULY 23, 2001

         Credit Suisse First Boston (USA), Inc. issued a press release concerning second quarter financial results and information for CSFBDIRECT, its online brokerage service as well as CSFB (USA), Inc. The press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

         (c)   EXHIBIT

Exhibit 99.1      Press release dated July 23, 2001 for CSFBDIRECT


         In connection with an offering of senior notes pursuant to CFSB
(USA) Inc.'s effective registration statement on Form S-3, we included the following recent developments section in our preliminary prospectus supplement dated July 23, 2001:

         On July 12, 2001, John J. Mack became the Chief Executive Officer of CSFB, the business unit of which we are a part, Chairman of the Executive Board of CSFB and Vice Chairman of the Executive Board of our ultimate parent, Credit Suisse Group. Mr. Mack has also been elected as one of our Directors and as our President and Chief Executive Officer. Mr. Mack succeeds Allen D. Wheat, our former Director, President and Chief Executive Officer, who resigned effective July 12, 2001. Credit Suisse Group also announced on July 12, 2001 a realignment of certain of its operations effective January 1, 2002. Under this realignment, the asset management business of Credit Suisse Group, which is not a part of our operations, will be combined with CSFB under the leadership of Mr. Mack. Prior to joining Credit Suisse Group, CSFB and us, Mr. Mack served as President and Chief Operating Officer of Morgan Stanley Dean Witter until March 2001. In addition, on July 16, 2001, CSFB announced that Stephen R. Volk will become a Vice Chairman and member of the Executive Board of CSFB, effective August 1, 2001. Prior to joining CSFB, Mr. Volk was the managing partner at the law firm of Shearman & Sterling for the past 11 years.

         We have continued to experience a difficult operating environment. The slowdown in global economic growth in the second half of 2000 accelerated during the first half of 2001. Market and economic conditions in the first half of 2001 were characterized by volatile equity markets. The economic slowdown in the United States has led to market uncertainty, a general decline in all of the major stock indices from the higher levels in 2000, and a decline in merger and acquisition activity and capital markets transactions in virtually all sectors. The new issue market has been severely affected, especially in the technology area. As a consequence, our results for the second quarter of 2001 have been adversely affected. While we have not yet reported our results on a consolidated basis for the second quarter of 2001 and will do so in connection with the filing of our quarterly report on Form 10-Q for the three months ended June 30, 2001, we currently expect to report an operating profit for the second quarter of 2001 that is anticipated to be significantly lower than the operating profit for the second quarter of 2000 and lower than that for the first quarter of 2001 (excluding the positive impact on our operating profit for the first quarter of 2001 of the lease of the former DLJ headquarters). Positive fixed income results have been offset by the difficult operating environment which has adversely affected most of our other businesses, particularly mergers and acquisitions, equity capital markets and financial services.

         On July 11, 2001, we announced the execution of a definitive merger agreement whereby our direct parent, Credit Suisse First Boston, Inc., or CSFBI, will acquire the 18,400,000 shares of CSFBDIRECT common stock owned


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by the public for $6.00 per share in cash, or a total of approximately $110 million. The transaction, which includes a cash tender offer for all of the CSFBDIRECT common stock owned by the public, is expected to close in the third quarter of 2001. On July 23, 2001, CSFBDIRECT reported for the second quarter of 2001 revenues of $60.2 million and a net loss of $31.1 million (including certain charges relating to rebranding, staff reductions and merger-related retention compensation).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Credit Suisse First Boston (USA), Inc.


                                         /S/ ANTHONY  F. DADDINO
                                  -------------------------------------
                                  Anthony F. Daddino
                                  CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

July 23, 2001